SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 14, 2004

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 14, 2004, the Board of Directors of Saks Incorporated (the “Company”) adopted resolutions directing the Company to take appropriate actions to (1) amend the First Amended and Restated Rights Agreement between the Company and The Bank of New York dated as of January 28, 2002 (the “Rights Agreement”) to eliminate all requirements in the Rights Agreement that actions, approvals, and determinations to be taken or made by the Company’s Board of Directors be taken or made by a majority of the “Continuing Directors,” and (2) propose for shareholder approval at the Company’s 2005 Annual Meeting of Shareholders the elimination of all 80% shareholder vote requirements in the Company’s Amended and Restated Charter and Amended and Restated Bylaws, other than the 80% shareholder vote requirements relating to the Company’s classified Board of Director arrangements contained in Article IX, Section 1 of the Amended and Restated Charter and in Article IV, Section 1 of the Amended and Restated Bylaws.

The Board of Directors adopted these resolutions in response to the recommendations of its Corporate Governance Committee, which had undertaken a review of specific corporate governance practices as described in the Company’s Proxy Statement for its 2004 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2004

SAKS INCORPORATED

	By:	/s/ CHARLES J. HANSEN
Charles J. Hansen
Executive Vice President and
General Counsel